Exhibit 99.1

AGREEMENT OF JOINT FILING

The undersigned acknowledge and agree that this Schedule 13D is filed on behalf of each of them and that all subsequent amendments to this Schedule 13D may be filed on behalf of each of them without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows that such information is inaccurate.

Dated: March 22, 2021

Owl Rock Feeder FIC ORCIC Equity LLC

	By:	Owl Rock Feeder FIC LLC
Its: Sole Member

	By:	/s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: Chief Financial Officer and Chief Operating Officer

Owl Rock Feeder FIC LLC

	By:	/s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: Chief Financial Officer and Chief Operating Officer

/s/ Douglas Ostrover
Douglas Ostrover

/s/ Craig Packer
Craig Packer

/s/ Marc Lipschultz
Marc Lipschultz

/s/ Alan Kirshenbaum
Alan Kirshenbaum